FORM 8-A

              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

       For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or (g) of the
                Securities Exchange Act of 1934


        BELLSOUTH                        BELLSOUTH CAPITAL
       CORPORATION                      FUNDING CORPORATION
  A Georgia Corporation                A Georgia Corporation
     I.R.S. Employer                      I.R.S. Employer
     No. 58-1533433                       No. 58-1744323

   1155 Peachtree Street, N.E., Atlanta, Georgia  30309-3610
                Telephone Number (404) 249-2000

Securities to be registered pursuant to Section 12(b) of the
Act:

                                      Name of each exchange
    Title of each class               on which each class is
    to be so registered                  to be registered

$500,000,000 Principal Amount     New York Stock Exchange, Inc.
    of One Hundred Year
    7.12% Debentures
    due July 15, 2097

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box. [X]

    If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A (d),
              check the following box. [   ]

Securities Act registration statement file number to which this form relates:
                       N/A  (if applicable)

Securities to be registered pursuant to Section 12(g) of the
Act:

                             None

Item 1.  Description of Registrant's Securities to be
Registered

$500,000,000 principal amount of One Hundred Year 7.12% Debentures, due July 15, 2097, issued under an indenture dated August 1, 1992 among the Company, BellSouth Corporation and The Bank of New York, as successor to Wachovia Bank of Georgia, N.A., the Trustee. Reference is made to such indenture which is filed with the SEC as
Exhibit 4-a to Registration Statement No. 33-48929, to the Prospectus Supplement dated July 22, 1997, to the Prospectus dated July 22, 1997, and to Registration Statement Nos. 33-48929 and 33-51449, all of which are incorporated herein and made a part hereof.

Item 2.  Exhibits

The following is a list of exhibits provided herewith, which are incorporated by reference herein. A conformed copy of the executed indenture, the prospectus supplement, and the underlying prospectus have been provided to the New York Stock Exchange, Inc. as exhibits to the listing application relating to the Debentures.


1    Indenture dated August 1, 1992 among the Company,
     BellSouth Corporation and The Bank of New York, as successor to Wachovia Bank of Georgia, N.A. (Exhibit 4-a to Registration Statement No. 33-48929).

2    Prospectus Supplement dated July 22, 1997 to the
     Prospectus dated July 22, 1997 (filed pursuant to Rule
     424b2 on July 23, 1997, covering securities registered under Registration Statement Nos. 33-48929 and 33-51449).

3    Form of One Hundred Year 7.12% Debentures, due July 15,
     2097 (Exhibit 4-e to Form 8-K of BellSouth Corporation dated July 24, 1997).

                           SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 9th day of December, 1997.


                      BellSouth Capital Funding Corporation


                      By:   /s/ Mark E. Droege
                            ------------------------
                              Mark E. Droege
                              President




                      BellSouth Corporation


                      By: /s/ Mark E. Droege
                          --------------------------
                              Mark E. Droege
                              Vice President - Financial Management
                                and Treasurer